FIRST AMENDMENT TO DISTRIBUTION & UNDERWRITING AGREEMENT

This FIRST AMENDMENT TO DISTRIBUTION & UNDERWRITING AGREEMENT (the “First Amendment”) is entered into on March 15, 2024 (the “Effective Date”) by and between Empower Annuity Insurance Company (the “Insurance Company”), on its own behalf and on behalf of the EAIC Separate Account and its subaccounts thereof, and Empower Financial Services, Inc. (the “Underwriter”) (each, a “Party,” and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Distribution & Underwriting Agreement on March 15, 2024 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be deleted in its entirety and replaced with a new Schedule A as set forth below.

SCHEDULE A

Empower Retirement Security Annuity

Empower Retirement Security Annuity II

Empower Retirement Security Annuity III

Empower Retirement Security Annuity IV

Empower Retirement Security Annuity VI

Empower Retirement Security Annuity VII

Empower Retirement Security Annuity VIII

Empower Retirement Security Annuity IX

2.

Incorporation of Recitals; Defined Terms. The above recitals are true and correct and are incorporated herein by reference. Capitalized terms used in this First Amendment shall have the meanings set forth in the Agreement, unless otherwise specifically defined herein.

3.	Conflict. In the event of any conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall control.

4.

Counterparts; Electronic Signatures. This First Amendment may be executed in one or more counterparts (including electronic counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument. This First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

Empower Annuity Insurance Company

On its own behalf and on behalf of the EAIC Variable Contract Account A and the subaccounts

By:	/s/ Richard H. Linton, Jr.

Name:	Richard H. Linton, Jr.

Title:	Chairman

Empower Financial Services, Inc.

By:	/s/ Carol Waddell

Name:	Carol Waddell

Title:	President EPW